SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549

                            FORM 8-K


                         CURRENT REPORT
             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported):
                        February 20, 1996


                       NORWEST CORPORATION
      (Exact name of registrant as specified in its charter)


         Delaware                      1-2979               41-0449260
(State or other jurisdiction        (Commission           (IRS Employer
    of incorporation)               File Number)        Identification No.)

        Norwest Center
        Sixth and Marquette
        Minneapolis, Minnesota                                    55479
       (Address of principal executive offices)                (Zip Code)





       Registrant's telephone number, including area code:  612-667-1234

                                  Form 8-K

                             NORWEST CORPORATION

ITEM 5.  Other Events

Since December 31, 1995, Norwest Corporation (the corporation) has consummated or has pending acquisitions that in the aggregate are significant to the financial statements of the corporation, as specified in Rules 1-02(v) and 3-05 of Regulation S-X. Consequently, pro forma financial statements are presented herein under Item 7 below.


ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits

Pro forma Financial Information

The corporation is presenting the unaudited pro forma combining financial information related to recently consummated or pending acquisitions in response to Rule 3-05 and Article 11 of Regulation S-X. The following unaudited pro forma combining financial information has been prepared to reflect 12 acquisitions of financial institutions and related businesses, as described in footnote 1, that have been consummated since December 31, 1995 or are expected to be otherwise consummated in 1996. The acquisitions described in footnote 1 (collectively the "Combining Companies") are not individually significant or material to the financial statements of the corporation.

The unaudited pro forma combining balance sheet and income statements are based upon the historical results of the corporation and the Combining Companies. Pro forma adjustments, and the assumptions on which they are based, are described in the accompanying footnotes. The unaudited pro forma combining financial information has not been adjusted to reflect immaterial differences in the accounting and reporting policies between the corporation and the Combining Companies. Such unaudited pro forma combining financial information is not necessarily indicative of the consolidated financial position or results of operations which would have actually been attained if the acquisitions had been consummated in the past or what may be attained in the future.

Exhibits

Filed herewith as Exhibit 3 is the Certificate Eliminating the Certificate of Designations with respect to the 10.24% Cumulative Preferred Stock.

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                    NORWEST CORPORATION AND SUBSIDIARIES
                 UNAUDITED PRO FORMA COMBINING BALANCE SHEET
                             DECEMBER 31, 1995


In millions                                                                      Pro Forma
                                                         Combining   Pro Forma   Combining
                                             Norwest     Companies  Adjustments    Balance
                                           Corporation    Note (1)    Note (2)      Sheet

ASSETS
Cash and cash equivalents................... $ 4,946.5       653.2         0.1     5,599.8
Trading account securities..................     150.6         -           -         150.6
Investment securities.......................  16,003.5     1,887.4       (18.7)   17,872.2
Loans held for sale.........................   3,343.9        12.3         -       3,356.2
Mortgages held for sale.....................   6,514.5     3,032.0         -       9,546.5
Loans and leases, net of allowance for
  credit losses.............................  35,235.9     3,661.7        (7.2)   38,890.4
Premises and equipment, net.................   1,034.1       187.2        (1.0)    1,220.3
Interest receivable and other assets........   4,905.4       673.1       239.3     5,817.8
      Total assets ......................... $72,134.4    10,106.9       212.5    82,453.8

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
   Noninterest-bearing ..................... $11,623.9       757.5         -      12,381.4
   Interest-bearing ........................  30,404.9     5,058.0         -      35,462.9
      Total deposits .......................  42,028.8     5,815.5         -      47,844.3

Short-term borrowings ......................   8,527.2     3,549.9         -      12,077.1
Accrued expenses and other liabilities .....   2,589.5       105.2         0.3     2,695.0
Long-term debt .............................  13,676.8         8.0       437.8    14,122.6
      Total liabilities ....................  66,822.3     9,478.6       438.1    76,739.0

Preferred stock, net of unearned
  ESOP shares ..............................     302.3        10.9       (10.9)      302.3
Common stock ...............................     597.2        15.2        16.7       629.1
Surplus ....................................     734.2       427.9      (197.2)      964.9
Retained earnings ..........................   3,496.3       179.1       (37.1)    3,638.3
Net unrealized gains (losses) on securities
  available for sale........................     327.1         1.1        (1.6)      326.6
Notes receivable from ESOP .................     (13.3)       (1.4)        -         (14.7)
Treasury stock .............................    (125.9)       (4.5)        4.5      (125.9)
Foreign currency translation ...............      (5.8)         -          -          (5.8)
      Total stockholders' equity ...........   5,312.1       628.3      (225.6)    5,714.8
      Total liabilities and
	stockholders' equity ............... $72,134.4    10,106.9       212.5    82,453.8


See notes to unaudited pro forma combining financial information.


                   NORWEST CORPORATION AND SUBSIDIARIES
             UNAUDITED PRO FORMA COMBINING STATEMENT OF INCOME
                   FOR THE YEAR ENDED DECEMBER 31, 1995


In millions, except per common share amounts                                     Pro Forma
                                                         Combining   Pro Forma   Combining
                                              Norwest    Companies  Adjustments    Income
                                            Corporation   Note (1)    Note (3)   Statement

INTEREST INCOME ON
Loans and leases ........................... $ 3,955.8       318.0         -       4,273.8
Investment securities ......................   1,149.1       123.1         -       1,272.2
Loans held for sale ........................     195.7         0.2         -         195.9
Mortgages held for sale ....................     366.2       231.0         -         597.2
Money market investments ...................      35.7        16.4         -          52.1
Trading account securities..................      14.8         -           -          14.8
      Total interest income ................   5,717.3       688.7         -       6,406.0

INTEREST EXPENSE ON
Deposits....................................   1,156.3       199.9         -       1,356.2
Short-term borrowings.......................     515.8       202.4         -         718.2
Long-term debt..............................     775.9        10.5        28.5       814.9
      Total interest expense................   2,448.0       412.8        28.5     2,889.3
        Net interest income.................   3,269.3       275.9       (28.5)    3,516.7
Provision for credit losses.................     312.4        12.4         -         324.8
	 Net interest income after
    provision for credit losses.............   2,956.9       263.5       (28.5)    3,191.9

NON-INTEREST INCOME
Trust.......................................     240.7         8.1         -         248.8
Service charges on deposit accounts.........     268.8        38.6         -         307.4
Mortgage banking............................     532.8       175.0       (22.8)      685.0
Data processing.............................      72.4         2.7         -          75.1
Credit card.................................     132.8         -           -         132.8
Insurance...................................     244.2         -           -         244.2
Other fees and service charges..............     230.3         2.4         -         232.7
Net investment securities gains.............       0.6         -           -           0.6
Net investment and mortgage-backed securi-
   ties available for sale losses...........     (36.2)        1.3         -         (34.9)
Net venture capital gains...................     102.1         -           -         102.1
Other ......................................      76.5         9.6         -          86.1
      Total non-interest income.............   1,865.0       237.7       (22.8)    2,079.9

NON-INTEREST EXPENSES
Salaries and benefits ......................   1,745.1       191.9         -       1,937.0
Net occupancy...............................     254.4        40.5         -         294.9
Equipment rentals, depreciation
  and maintenance...........................     272.7        26.7         -         299.4
Business development........................     172.2        13.0         -         185.2
Communication...............................     225.0          -          -         225.0
Data processing.............................     136.2         3.7         -         139.9
FDIC assessment and regulatory
  examination fees..........................      78.6         8.4         -          87.0
Intangible asset amortization...............     124.7         3.9         6.0       134.6
Other ......................................     390.2        99.5         -         489.7
      Total non-interest expenses...........   3,399.1       387.6         6.0     3,792.7

(Continued on Page 5)

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

                    NORWEST CORPORATION AND SUBSIDIARIES
              UNAUDITED PRO FORMA COMBINING STATEMENT OF INCOME
                    FOR THE YEAR ENDED DECEMBER 31, 1995


In millions, except per common share amounts                                     Pro Forma
                                                         Combining   Pro Forma   Combining
                                              Norwest    Companies  Adjustments    Income
                                            Corporation   Note (1)    Note (3)   Statement

(Continued from page 4)

INCOME BEFORE INCOME TAXES..................   1,422.8       113.6       (57.3)    1,479.1
Income tax expense .........................     466.8        43.7       (19.7)      490.8

NET INCOME ................................. $   956.0        69.9       (37.6)      988.3

Average Common and Common
   Equivalent Shares - Note (3).............     331.7                    19.1       350.8

PER COMMON SHARE
   Net Income
     Primary ............................... $    2.76                                2.82
     Fully diluted .........................      2.73                                2.79


See notes to unaudited pro forma combining financial information.

                               			5

                         NORWEST CORPORATION
      NOTES TO UNAUDITED PRO FORMA COMBINING FINANCIAL INFORMATION


1) On January 31, 1996, the corporation acquired Irene Bancorporation, Inc., a $37.2 million bank holding company located in Irene, South Dakota for $7.1 million in cash. On January 18, 1996, the corporation acquired AMFED Financial, Inc., a $1.6 billion thrift holding corporation in Nevada, and issued 6,050,516 common shares. On January 12, 1996, the corporation acquired The Bank of Robstown, a $70.0 million bank in Robstown, Texas, for $9.5 million in cash. The acquisitions of Irene Bancorporation, Inc. and The Bank of Robstown were accounted for using the purchase method. The acquisition of AMFED Financial, Inc. was accounted for using the pooling of interests method of accounting; however, the financial results of the corporation for the periods prior to this acquisition have not been restated because the effect of this acquisition was not material to the corporation's financial statements.

As of February 14, 1996, the corporation had eight pending business combinations and one additional transaction for the purchase of certain assets and assumption of certain liabilities of a mortgage banking company. Total assets of these pending transactions approximate $8.4 billion and it is anticipated that cash of $4.0 billion and approximately 13.1 million common shares will be issued upon completion of all such transactions.

Pending business combinations by the corporation include: Victoria Bankshares, Inc., a $2.0 billion bank holding company in Victoria, Texas, through issuance of approximately 8,512,200 shares of common stock; Canton Bankshares, Inc., a $51.0 million bank holding company in Canton, Illinois, through the issuance of approximately 277,300 shares of common stock; Henrietta Bancshares, Inc., a $157.0 million bank holding company in Henrietta, Texas, for approximately $25.0 million in cash; Union Texas Bancorporation, Inc., a $237.5 million bank holding company based in Laredo, Texas, through the issuance of approximately 424,200 shares of common stock; AmeriGroup, Incorporated, a $165.8 million bank holding company in Minneapolis, Minnesota, through the issuance of approximately 987,800 shares of common stock; Regional Bank of Colorado, National Association, a $58.0 million bank in Rifle, Colorado, through the issuance of approximately 355,000 shares of common stock; Benson Financial Corporation, a $475.5 million bank holding company based in San Antonio, Texas, through the issuance of approximately 2,533,700 shares of common stock; and PriMerit Bank, Federal Savings Bank, a $1.8 billion federal savings bank in Las Vegas, Nevada, for approximately $190.7 million in cash.

Norwest Mortgage, Inc. also has signed a definitive agreement to acquire certain assets and assume certain liabilities of Prudential Home Mortgage Company, Inc., including $40 billion of its servicing portfolio. For purposes of preparing the pro forma financial statements herein, approximately $3.1 billion of short-term debt, representing the difference between the assets being acquired and the liabilities being assumed, has been included in the aggregate financial information of the Combining Companies. The assumed rate on this short-term debt was 5.9%.

When consummated, the corporation expects the acquisitions of Victoria Bankshares, Inc., AmeriGroup, Incorporated, Benson Financial Corporation, and Regional Bank of Colorado, National Association, to be accounted for using the pooling of interests method of accounting, without restatement of prior period results since the effect of these acquisitions on the corporation's financial statements is not expected to be material. All other acquisitions are expected to be accounted for using the purchase method.

(2) Pro forma balance sheet adjustments primarily include adjustments to record assets acquired and liabilities assumed in acquisitions accounted for under the purchase method at fair value, including intangibles representing the excess of the purchase price over net assets acquired of approximately $90 million, and mortgage servicing rights. The pro forma adjustments assume the issuance of long-term debt for acquisitions in which the corporation has or expects to pay cash consideration. Also, adjustments have been made to common stock and surplus to properly state the par value of the corporation's common stock; to eliminate treasury stock of Union Texas Bancorporation, Inc., AMFED Financial, Inc., Irene Bancorporation, Inc., and Henrietta Bancshares, Inc.; and to reflect the exchange of the preferred stock of Union Texas Bancorporation, Inc. and Benson Financial Corporation for the corporation's common stock.

(3) Pro forma income statement adjustments reflect amortization of intangibles representing the excess of the purchase price over net assets acquired over a 15-year period. Amortization expense for the adjustment to fair value of additional mortgage servicing rights acquired has also been reflected. Adjustments have been made to interest expense on long-term debt to reflect additional interest costs incurred to finance certain acquisitions at an assumed borrowing rate of 6.5%. Pro forma earnings per share and average common and common equivalent shares reflect the transactions described in Note(1).

Exhibit

The following exhibit is filed in response to Item 601 of Regulation S-K.

Exhibit No.      Exhibit
     3            Certificate Eliminating the Certificate of
                  Designations with respect to the 10.24%
                  Cumulative Preferred Stock.










                                 SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           NORWEST CORPORATION


February 20, 1996                          By  /s/ Michael A. Graf
                                               Senior Vice President
                                                and Controller
                                               (Principal Accounting Officer)

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